Dentsply Sirona Reports Fourth Quarter and Full Year 2023 Results, Provides Full Year 2024 Outlook, Raises Dividend

•FY23 net sales of $3,965 million increased 1.1%, organic sales increased 2.2%
•FY23 GAAP net income (loss) of ($132) million or ($0.62) per share, adjusted EPS of $1.83
•Q4 net sales of $1,012 million increased 2.9%, organic sales increased 1.9%
•Q4 GAAP net income of $67 million or $0.32 per share, adjusted EPS of $0.44
•FY24 outlook: organic sales flat to up 1.5%; adjusted EPS of $2.00 to $2.10

Charlotte, N.C., February 29, 2024 – DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the “Company”) (Nasdaq: XRAY) today announced its financial results for the fourth quarter and full year of 2023.

Full year 2023 net sales of $3,965 million increased 1.1% (organic sales increased 2.2%), compared to the full year of 2022. Net income (loss) was ($132) million, or ($0.62) per share, compared to net income (loss) of ($950) million, or ($4.41) per share for the full year of 2022. Non-cash charges for the impairment of goodwill and other intangible assets was ($302) million, net of tax, or ($1.42) per share in 2023, and ($1.1) billion, net of tax, or ($5.10) per share in 2022. Adjusted earnings per diluted share were $1.83, compared to $2.09 in 2022. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, and adjusted free cash flow conversion) to GAAP measures is provided below.

Fourth quarter net sales of $1,012 million increased 2.9% (organic sales increased 1.9%) compared to the fourth quarter of 2022. Net income was $67 million, or $0.32 per diluted share, compared to net income (loss) of ($15) million, or ($0.07) per share in the fourth quarter of 2022. Adjusted earnings per diluted share were $0.44 compared to $0.46 in the fourth quarter of 2022.

“We delivered on our outlook with three of our four segments posting year-over-year growth in the fourth quarter and full year 2023,” said Simon Campion, President and Chief Executive Officer. “Dentsply Sirona's transformation is taking shape, and while there is more work ahead, we expect that 2024 will be an inflection point for improved profitability and adjusted earnings per share growth. We maintain our conviction that we are on the right path to deliver meaningful value over the long term."

Q4 23 and FY 23 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q4 23	Q4 22	YoY	FY 23	FY 22	YoY
Net Sales	$1,012	$983	2.9%	$3,965	$3,922	1.1%
Gross Profit	$522	$517	1.0%	$2,086	$2,127	(1.9%)
Gross Margin	51.6%	52.6%		52.6%	54.2%
Net Income (Loss) Attributable to Dentsply Sirona	$67	($15)	NM	($132)	($950)	NM
Diluted Earnings (Loss) Per Share	$0.32	($0.07)	NM	($0.62)	($4.41)	NM
NM - not meaningful
Percentages are based on actual values and may not recalculate due to rounding.

Q4 23 and FY 23 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q4 23	Q4 22	YoY	FY 23	FY 22	YoY
Net Sales	$1,012	$983	2.9%	$3,965	$3,922	1.1%
Organic Sales Growth %			1.9%			2.2%
Adjusted EBITDA	$173	$171	0.7%	$691	$766	(9.8%)
Adjusted EBITDA Margin	17.1%	17.5%		17.4%	19.5%
Adjusted EPS	$0.44	$0.46	(4.0%)	$1.83	$2.09	(12.8%)
[1] Organic sales growth, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not recalculate due to rounding.

Q4 23 and FY 23 Segment Results

	Net Sales Growth %		Organic Sales Growth %
	Q4 23	FY 23	Q4 23	FY 23

Connected Technology Solutions	(7.0%)	(4.1%)	(8.3%)	(2.8%)
Essential Dental Solutions	4.5%	2.8%	3.4%	3.6%
Orthodontic and Implant Solutions	10.3%	3.4%	10.6%	5.1%
Wellspect Healthcare	21.1%	6.6%	16.9%	7.3%
Total	2.9%	1.1%	1.9%	2.2%

Q4 23 and FY 23 Geographic Results

	Net Sales Growth %		Organic Sales Growth %
	Q4 23	FY 23	Q4 23	FY 23

United States	(0.4%)	3.2%	(1.2%)	3.0%
Europe	5.3%	(0.6%)	2.7%	(0.2%)
Rest of World	4.3%	0.7%	5.4%	5.1%
Total	2.9%	1.1%	1.9%	2.2%

Cash Flow and Liquidity

Operating cash flow in the fourth quarter of 2023 was $160 million, compared to $142 million in the prior year, primarily as a result of improved working capital due primarily to effective inventory management and the timing of accounts payable. Full year 2023 operating cash flow was $377 million, as compared to $517 million in the prior year, primarily driven by unfavorable working capital and higher cost of sales and operating expenses. In the fourth quarter, the Company paid $30 million in dividends and executed share repurchases of $150 million, resulting in a total of $416 million returned to shareholders in 2023. The Company had $334 million of cash and cash equivalents as of December 31, 2023.

Quarterly Cash Dividend

The Company's Board of Directors approved a 14% increase in the Company's quarterly dividend rate, from the previous rate of $0.14 per share of common stock to $0.16 per share. The dividend is payable on April 12, 2024, to holders of record as of March 29, 2024. This represents the fourth consecutive annual double-digit increase, demonstrating the Company's commitment to return cash to shareholders.

Full Year 2024 Outlook

The 2024 outlook includes anticipated net sales in the range of $3.96 billion to $4.02 billion, flat to up 1.5% on an organic basis. Adjusted EPS is expected to be in the range of $2.00 to $2.10.

Other 2024 outlook assumptions are included in the fourth quarter 2023 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available without unreasonable effort and cannot be reasonably estimated.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on February 29, 2024, at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BI780eb31a2a894c20ae60990011145ed8. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-591-8631
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

This Press Release contains statements that do not directly and exclusively relate to historical facts which constitute forward-looking statements, including, statements and projections concerning, among other things, the expected timing, benefits and costs associated with the Company’s restructuring plan described in this Press Release. The Company’s forward-looking statements represent current expectations and beliefs and involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements and no assurance can be given that the results described in such forward-looking statements will be achieved. Investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of the date they are made. The forward-looking statements are subject to numerous assumptions, risks and uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, including any amendments thereto, and any updating information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$1,012	$983	$3,965	$3,922
Cost of products sold	490	466	1,879	1,795

Gross profit	522	517	2,086	2,127

Selling, general, and administrative expenses	409	402	1,613	1,589
Research and development expenses	43	43	184	174
Goodwill and intangible asset impairments	—	6	307	1,287
Restructuring and other costs	(3)	1	67	14

Operating income (loss)	73	65	(85)	(937)

Other income and expenses:
Interest expense, net	20	20	81	65
Other (income) expense, net	(4)	37	9	53

Income (loss) before income taxes	57	8	(175)	(1,055)
(Benefit) provision for income taxes	(15)	23	(43)	(105)

Net income (loss)	72	(15)	(132)	(950)

Less: Net loss attributable to noncontrolling interests	5	—	—	—

Net income (loss) attributable to Dentsply Sirona	$67	$(15)	$(132)	$(950)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.32	$(0.07)	$(0.62)	$(4.41)
Diluted	$0.32	$(0.07)	$(0.62)	$(4.41)

Weighted average common shares outstanding:
Basic	210.0	215.1	212.0	215.5
Diluted	210.9	215.1	212.0	215.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2023	December 31, 2022

Assets
Current Assets:
Cash and cash equivalents	$334	$365
Accounts and notes receivable-trade, net	695	632
Inventories, net	624	627
Prepaid expenses and other current assets	320	269
Total Current Assets	1,973	1,893

Property, plant and equipment, net	800	761
Operating lease right-of-use assets, net	178	200
Identifiable intangible assets, net	1,705	1,903
Goodwill, net	2,438	2,688
Other noncurrent assets	276	198
Total Assets	$7,370	$7,643

Liabilities and Equity
Current Liabilities:
Accounts payable	$305	$279
Accrued liabilities	749	727
Income taxes payable	49	46
Notes payable and current portion of long-term debt	322	118
Total Current Liabilities	1,425	1,170

Long-term debt	1,796	1,826
Operating lease liabilities	125	149
Deferred income taxes	228	287
Other noncurrent liabilities	502	399
Total Liabilities	4,076	3,831

Total Equity	3,294	3,812

Total Liabilities and Equity	$7,370	$7,643

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:

Net (loss) income	$(132)	$(950)

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	132	119
Amortization of intangible assets	211	209
Goodwill impairment	291	1,187
Indefinite-lived intangible asset impairment	16	100
Deferred income taxes	(130)	(228)
Stock based compensation expense	46	59
Restructuring and other costs	33	(10)
Equity in earnings from unconsolidated affiliates	4	36
Other non-cash (income) expense	(5)	60
Loss (gain) on sale or disposal of non-strategic businesses and product lines	—	3
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(58)	85
Inventories, net	6	(141)
Prepaid expenses and other current assets	(58)	(33)
Other noncurrent assets	4	1
Accounts payable	14	30
Accrued liabilities	(16)	4
Income taxes	(11)	(15)
Other noncurrent liabilities	30	1
Net cash provided by operating activities	$377	$517

Cash flows from investing activities:

Cash received on sale of non-strategic businesses or product lines	13	—
Capital expenditures	(149)	(149)
Cash received on derivative contracts	39	13
Proceeds from sale of property, plant and equipment	7	—
Other investing activities, net	1	(2)
Net cash used in investing activities	$(89)	$(138)

Cash flows from financing activities:

Proceeds from long-term borrowings	—	6
Repayments on long-term borrowings	(7)	(2)
Net borrowings (repayments) on short-term borrowings	126	(64)
Proceeds from exercised stock options	—	6
Cash paid for treasury stock	(300)	(150)
Cash dividends paid	(116)	(104)
Other financing activities, net	(10)	(21)
Net cash used in financing activities	$(307)	$(329)

Effect of exchange rate changes on cash and cash equivalents	(12)	(24)

Net (decrease) increase in cash and cash equivalents	(31)	26
Cash and cash equivalents at beginning of period	365	339
Cash and cash equivalents at end of period	$334	$365

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$97	$70
Income taxes paid, net of refunds	177	122
Non-cash investing activities:
Change in accounts payable related to capital expenditures	$6	$(6)

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide a measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include gains and losses on the sale of property, charges related to legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to investigations and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments.

(4) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(5) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, the credit risk component of hedging instruments, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Gross Profit

Adjusted gross profit is computed by excluding from gross profit the impact any of the above adjustments that affect either sales or cost of sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above, as well as the related income tax impacts of those items. Additionally, net income is adjusted for other tax-related adjustments such as: discrete adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the windfall or shortfall relating to exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income (loss). Management believes this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income (loss) as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended December 31, 2023				Q4 2023 Change				Three Months Ended December 31, 2022
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$368	$397	$247	$1,012	(0.4%)	5.3%	4.3%	2.9%	$369	$376	$238	$983
Foreign exchange impact					0.8%	2.6%	(1.1%)	1.0%
Organic sales					(1.2%)	2.7%	5.4%	1.9%
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2023				2023 Change				Year Ended December 31, 2022
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$1,437	$1,550	$978	$3,965	3.2%	(0.6%)	0.7%	1.1%	$1,392	$1,559	$971	$3,922
Foreign exchange impact					0.2%	(0.4%)	(4.4%)	(1.1%)
Organic sales					3.0%	(0.2%)	5.1%	2.2%
Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended December 31, 2023					Q4 2023 Change					Three Months Ended December 31, 2022
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$319	$358	$259	$76	$1,012	(7.0%)	4.5%	10.3%	21.1%	2.9%	$344	$343	$234	$62	$983
Foreign exchange impact						1.3%	1.1%	(0.3%)	4.2%	1.0%
Organic sales						(8.3%)	3.4%	10.6%	16.9%	1.9%
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2023					2023 Change					Year Ended December 31, 2022
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$1,169	$1,468	$1,040	$288	$3,965	(4.1%)	2.8%	3.4%	6.6%	1.1%	$1,219	$1,427	$1,006	$270	$3,922
Foreign exchange impact						(1.3%)	(0.8%)	(1.7%)	(0.7%)	(1.1%)
Organic sales						(2.8%)	3.6%	5.1%	7.3%	2.2%

Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating Income	Net Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$522	$73	$67	$0.32
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	30	52	37	0.18
Restructuring Related Charges and Other Costs	6	16	14	0.06
Business Combination Related Costs and Fair Value Adjustments	—	2	3	0.01
Income Tax Related Adjustments	—	—	(28)	(0.13)
Adjusted Non-GAAP	$558	$143	$93	$0.44
GAAP Margin		7.2%
Adjusted Non-GAAP Margin		14.1%

(a) The total tax expense associated with the Non-GAAP adjustments above was $44 million.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$517	$65	$(15)	$(0.07)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	29	50	36	0.17
Restructuring Related Charges and Other Costs	6	30	22	0.10
Goodwill and Intangible Asset Impairments	—	6	12	0.06
Business Combination Related Costs and Fair Value Adjustments	—	3	4	0.02
Fair Value and Credit Risk Adjustments	—	—	18	0.08
Income Tax Related Adjustments	—	—	22	0.10
Adjusted Non-GAAP	$552	$154	$99	$0.46
GAAP Margin		6.6%
Adjusted Non-GAAP Margin		15.7%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				215.1
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				215.5
(a) The total tax expense associated with the Non-GAAP adjustments above was immaterial.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating (Loss) Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$2,086	$(85)	$(132)	$(0.62)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	121	211	154	0.73
Restructuring Related Charges and Other Costs	18	123	95	0.44
Goodwill and Intangible Asset Impairments	—	307	302	1.42
Business Combination Related Costs and Fair Value Adjustments	2	15	14	0.07
Fair Value and Credit Risk Adjustments	—	—	—	—
Income Tax Related Adjustments	—	—	(44)	(0.21)
Adjusted Non-GAAP	$2,227	$571	$389	$1.83
GAAP Margin		(2.1%)
Adjusted Non-GAAP Margin		14.4%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				212.0
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				213.1
(a) The total tax expense associated with the Non-GAAP adjustments above was $139 million.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating (Loss) Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$2,127	$(937)	$(950)	$(4.41)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	121	209	153	0.71
Restructuring Related Charges and Other Costs	7	92	73	0.36
Goodwill and Intangible Asset Impairments	—	1,287	1,104	5.10
Business Combination Related Costs and Fair Value Adjustments	1	6	6	0.03
Fair Value and Credit Risk Adjustments	—	—	33	0.15
Income Tax Related Adjustments	—	—	33	0.15
Adjusted Non-GAAP	$2,256	$657	$452	$2.09
GAAP Margin		(23.9%)
Adjusted Non-GAAP Margin		16.8%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				215.5
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				215.9
(a) The total tax expense associated with the Non-GAAP adjustments above was $237 million.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the three months ended December 31, 2023 and 2022 is as follows:

	Three Months Ended December 31,
(in millions)	2023	2022

GAAP net income (loss)	$67	$(15)
Interest expense, net	20	20
Income tax (benefit) expense	(15)	23
Depreciation(1)	32	28
Amortization of purchased intangible assets	52	50
Restructuring related charges and other costs	16	30
Goodwill and intangible asset impairments	—	6
Business combination related costs and fair value adjustments	2	6
Fair value and credit risk adjustments	—	23
Rounding	(1)	—
Adjusted EBITDA(2)	$173	$171

Net sales	$1,012	$983
Adjusted EBITDA margin	17.1%	17.5%
(1) Excludes those depreciation related amounts which were included as part of the Restructuring related charges and other costs and Business combination related costs and fair value adjustments above.
(2) Adjusted EBITDA for Q4 2022 has been updated to reflect the reclassification of $1 million in certain gains from hedging instruments from Interest expense to Other expense (income) in order to conform with current year presentation.

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the year ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
(in millions)	2023	2022

GAAP net loss	$(132)	$(950)
Interest expense, net	81	65
Income tax benefit	(43)	(105)
Depreciation(1)	126	116
Amortization of purchased intangible assets	211	209
Restructuring related charges and other costs	123	92
Goodwill and intangible asset impairments	307	1,287
Business combination related costs and fair value adjustments	18	9
Fair value and credit risk adjustments	—	43
Adjusted EBITDA(2)	$691	$766

Net sales	$3,965	$3,922
Adjusted EBITDA margin	17.4%	19.5%
(1) Excludes those depreciation related amounts which were included as part of the Restructuring related charges and other costs and Business combination related costs and fair value adjustments above.
(2) Adjusted EBITDA for 2022 has been updated to reflect the reclassification of $5 million in certain gains from hedging instruments from Interest expense to Other expense (income) in order to conform with current year presentation.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

A reconciliation of adjusted free cash flow conversion for the three months ended December 31, 2023 and 2022 is as follows:

	Three Months Ended December 31,
(in millions, except percentages)	2023	2022

Net cash provided by operating activities	$160	$142
Capital Expenditures	(40)	(32)
Adjusted free cash flow	120	110

Adjusted net income	$93	$99
Adjusted free cash flow conversion	128%	110%

A reconciliation of adjusted free cash flow conversion for the year ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
(in millions, except percentages)	2023	2022

Net cash provided by operating activities	$377	$517
Capital Expenditures	(149)	(149)
Adjusted free cash flow	228	368

Adjusted net income	$389	$452
Adjusted free cash flow conversion	58%	81%